UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2017

Commission file number

000-55602

GREENPRO CAPITAL CORP.

Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

98-1146821	7374
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Room 1701-1703, 17/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong

(852) 3111 7718

(Address & telephone number of principal executive offices)

Room 2201, 22/F Malaysia Building

50 Gloucester Road

Wanchai, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This Amendment No.1 to Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed on April 28, 2017 (the “Original Form 8-K”) solely to correct the name of the seller from Gushen Holding Limited, a Seychelles corporation, to Gushen Credit Limited, a Hong Kong corporation. This Amendment No. 1 to the Original Form 8-K also includes the correct version of the Agreement (as defined below) filed as Exhibit 2.1 hereunder. Except as stated in this Explanatory Note, no other information contained in the Original Form 8-K has been changed.

Item 1.01. Entry Into A Material Definitive Agreement

Acquisition of Gushen Credit Limited

On April 27, 2017, Greenpro Resources Limited, the wholly owned subsidiary of Greenpro Capital Corp (“GRNQ”) and Gushen Credit Limited, a Hong Kong corporation (“GCL”), entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which GRNQ purchased the assets in Gushen Credit Limited. As consideration thereof, GRNQ agreed to pay for the purchase price of $105,000. The purchase price was determined based upon fair value of the Purchased Assets, as defined in the Agreement, including Deposit in connection to Tenancy agreement, Electricity Bills, Water Bills and Telephone Bills, but excluding all cash and cash equivalent of GCL. The purchase price was offset by the amount owned to GRNQ and GRNQ did not have to pay any shortfall in the purchase price.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of April 27, 2017, between Greenpro Resources Limited and Gushen Credit Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP. (Name of Registrant)

Date: July 25, 2017	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)

Date: July 25, 2017	By:	/s/ Loke Che Chan, Gilbert
	Name:	Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)